Exhibit 10.19

Facility License Agreement (Free of Rent)

Party A (provider): Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.

Party B (user): Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

According to the “Contract Law of the People’s Republic of China” and relevant laws and regulations, with the consent of the lessor, Party A and Party B shall, on an equal and voluntary basis, provide Party A with the leased facility for free use by Party B. After friendly negotiation, we have reached the following agreement:

1. The basic information of Facility

Workshop 1, in the northwest corner of the courtyard of MengGeLai Food Co., Ltd.in the Golden Triangle of Wuchuan County, free of charge. The area of the leased workshop is approximately 2232 square meters, and the purpose: grain processing.

2. Term of use

The term of use is 12 years, from May 16, 2015 to March 27, 2027

3. Party A’s rights and obligations

3.1 During the period of use, Party B shall properly keep the facility, use it in accordance with the agreed purpose, and shall not engage in illegal activities, otherwise Party A may terminate this agreement at any time.

3.2 If there is a quality problem of the facility during the use period, which affects the normal use of Party B, Party A shall repair it in time.

4. Party B’s rights and obligations

4.1 Party B undertakes to Party A that the use of the workshop is only for the legal production and business activities of Party B’s company. Upon expiration of the use period, Party A has the right to take it back, and Party B shall return it as scheduled.

4.2 During the use period, the water, heating, electric hot water, communication, outdoor sanitation, facility repair, greening maintenance, etc. used by Party B shall be managed by Party A in a unified manner, and the expenses incurred shall be borne by Party B.

5. Termination of the agreement

5.1 During the period of use, if Party A leases the facility used by Party B to a third party, it shall notify Party B in writing 30 days in advance.

5.2 During the period of use, Party A may terminate this agreement at any time, but it shall notify Party B in writing 30 days in advance.

6. Dispute Resolution

If there is a dispute between the two parties during the implementation of this agreement, they should first resolve it through friendly negotiation.

7. Miscellaneous

7.1 This agreement is in duplicate, with two pages in total, with each party holding one copy.

7.2 This agreement will take effect after both parties sign and seal it. For matters not covered in this contract, both parties will sign a supplementary agreement.

Party A: Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd. (Seal)

Rrepresentative: (Signature)

Date:

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (Seal)

Representative: (Signature)

Date: